                                                                     EXHIBIT 4.8

              STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT
              ---------------------------------------------------


     THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 22, 1998, by and among Premiere Technologies, Inc., a corporation ("Premiere"), and those shareholders of American Teleconferencing Services, Ltd., a Missouri corporation ("ATS"), appearing as signatories hereto (each, an "Investor" and collectively, the "Investors").

                                R E C I T A L S
                                ---------------

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of April 22, 1998 (as the same may be amended, the "Acquisition Agreement"), by and between Premiere, PTEK Missouri Acquisition Corp. ("Sub") and ATS, ATS shall be merged with and into Sub (the "Acquisition"), with the result that each of outstanding shares of $.0125 par value common stock of ATS ("ATS Common Stock") will be converted into the right to receive cash and shares of the $.01 par value common stock of Premiere ("Premiere Common Stock"); and

     WHEREAS, Premiere has agreed, as a condition precedent to ATS's obligations under the Acquisition Agreement, to grant the Investors certain registration rights; and

     WHEREAS, Premiere and the Investors desire to define such registration rights on the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

     1.  DEFINITIONS
         -----------

     As used in this Agreement, the following terms have the respective meanings set forth below:

     Commission:  shall mean the Securities and Exchange Commission or any other
     ----------
federal agency at the time administering the Securities Act;

     Cowan:  shall mean Robert A. Cowan.
     -----

     Effective Date:  shall mean the date on which the Acquisition is
     --------------
consummated;

     Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended;
     ------------

     Holder:  shall mean any holder of Registrable Securities;
     ------

     Jaffe:  shall mean Louis I. Jaffe;
     -----

     Other Stockholders:  shall mean Persons who, by virtue of an agreement with
     ------------------
Premiere, are entitled to include their Securities in any registration effected under Section 3;

     Person:  shall mean an individual, partnership, joint stock company,
     ------
corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

     register, registered and registration: shall mean a registration effected
     --------  ----------     ------------
by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

     Registrable Securities: shall mean (A) one-half (1/2) of the aggregate of
     ----------------------
the shares of Premiere Common Stock issued to Cowan under the Acquisition Agreement, (B) the aggregate of the shares of Premiere Common Stock issued to the Investors (other than Cowan) under the Acquisition Agreement and (C) any securities of Premiere issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Premiere Common Stock referred to in clause (A) and (B); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), or are eligible for sale pursuant to Rule 144, (iii) such securities as are acquired by Premiere or any of its subsidiaries or (iv) the shares of Premiere Common Stock issued to the Investors under the Acquisition Agreement that are held by the escrow agent under that certain Escrow Agreement, dated of even date hereof, by and among Premiere, the Investors and SunTrust Bank, Atlanta;

     Registration Expenses: shall mean all expenses incurred by Premiere in
     ---------------------
compliance with Sections 3(a) and (b) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Premiere, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Premiere, which shall be paid in any event by Premiere);

     Restricted Securities:  shall mean the shares of Premiere Common Stock
     ---------------------
issued to the Investors under the Acquisition Agreement;

     Security, Securities: shall have the meaning set forth in Section 2(1) of
     --------------------
the Securities Act;

     Securities Act: shall mean the Securities Act of 1933, as amended; and
     --------------

     Selling Expenses: shall mean all underwriting discounts and selling
     ----------------
commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

     Shareholder Representative: shall have the meaning given that term in the
     --------------------------
Acquisition Agreement.

     Shelf Filing Date: shall mean the date that is ninety (90) days following
     -----------------
the Effective Date.


     2.  RESTRICTIONS ON TRANSFER
         ------------------------

        (a) Prior to any proposed transfer of any Restricted Securities (other than under the circumstances described in Section 3 hereof), the Holder thereof shall give written notice to Premiere of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by Premiere, shall be accompanied by an opinion of counsel reasonably satisfactory to Premiere to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such Holder shall be entitled to transfer the Restricted Securities in accordance with the terms of its notice. Each certificate or instrument transferred as above provided shall bear the legend set forth in Section 2(b), except that such certificate or instrument shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such Restricted Securities in a public sale without registration under the Securities Act. Notwithstanding anything herein to the contrary, in no event shall Jaffe, during the period commencing on the date hereof and ending on the one (1) year anniversary of the date hereof, transfer in any three (3) month period a number of shares of Registrable Securities in excess of twenty-five percent (25%) of the Registrable Securities held by Jaffe as of the Effective Date except pursuant to a Premiere Registration pursuant to Section 3(a) below; provided that the limitations provided by this sentence shall cease to apply (a) upon the occurrence of a "change of control" of Premiere reportable under Item 1 of Form 8-K under the Exchange Act, (b) upon the closing of a Commission Rule 145 transaction unless the stockholders of Premiere immediately prior to such transaction continue to hold more than 50% of the shares of the surviving entity immediately following such transaction, and (c) in the event that the closing stock price of Premiere Common Stock, as reported by The Wall Street Journal, is less than 66% of the Average Closing Price (as defined in the Acquisition Agreement) for three consecutive trading days.

     (b) Each certificate evidencing Restricted Securities issued to any Holder in connection with the Acquisition shall bear a legend in substantially the following form:

   "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

     (c) In the event that any Restricted Securities shall cease to be subject to the restrictions on transfer set forth in this Agreement, Premiere shall, upon the written request of the Holder thereof, issue to such Holder a new certificate evidencing such Restricted Securities without the legend required by
Section 2(b) hereof endorsed thereon.

     3.  REGISTRATION RIGHTS
         -------------------

          (a)  Premiere Registration.
               ---------------------

          (i) If Premiere shall determine to register at any time prior to the one (1) year anniversary of the date of this Agreement any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration covering any method of distribution which is not an underwritten public offering, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, Premiere will:

            (A) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which Premiere intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

            (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within ten (10) business days after the giving of the written notice from Premiere described in clause (i) above, except as set forth in Section 3(a)(ii) below. Such written request shall specify the amount of Registrable Securities intended to be disposed of by a Holder and may specify all or a part of the Holders' Registrable Securities.

Notwithstanding the foregoing, if, at any time after giving such written notice of its intention to effect such registration and prior to the effective date of the registration statement filed in connection with such registration, Premiere shall determine for any reason not to register such equity securities Premiere may, at its election, give written notice of such determination to the Holders and thereupon Premiere shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such equity securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein).

Notwithstanding anything to the contrary set forth in this Agreement, no Holder shall have any right to include any Registrable Securities in any registration statement filed pursuant to any of the following: the 5-3/4% Convertible Subordinated Notes Due 2004 Registration Rights Agreement dated as of June 15, 1997, by and among Premiere and Robertson, Stephens & Company LLC, Alex. Brown & Sons Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation; the Stock Restriction and Registration Rights Agreement dated April 30, 1997 by and among Premiere, and those Stockholders of Voice-Tel Enterprises, Inc. ("VTE"), VTN, Inc. and the stockholders of franchisees of VTE appearing as signatories thereto; or the Stock Restriction and Registration Rights Agreement dated September 30, 1997 by and among Premiere and those shareholders of VoiceCom Holdings, Inc. appearing as signatories thereto.

          (ii)   Underwriting.  The right of each of the Holders to registration
                 ------------
pursuant to this Section 3(a) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with Premiere and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for the underwriting by Premiere or such Other Stockholders, as the case may be. Such underwriting agreement will contain such representations and warranties by Premiere and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 3(e) hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 3(f), and the representations and warranties by, and the other agreements on the part of, Premiere to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders whose shares are to be included in such registration. Notwithstanding any other provision of this Section 3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, Premiere shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated by Premiere in its sole discretion, subject to agreements between Premiere and the Other Stockholders. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to Premiere and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     (b)  Shelf Registration.
          ------------------

          (i) On or before the Shelf Filing Date Premiere shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to the Registrable Securities to be issued under the Acquisition Agreement; provided, however, Premiere shall not be required to file or effect, or take any action to file or effect, any Shelf Registration pursuant to this Section 3(b) if all of the Registrable Securities are or were included in, or are or were eligible for sale under, any such registration pursuant to Section 3(a) hereof. Premiere shall, subject to Section 3(g) hereof, use its reasonable best efforts to cause the Shelf Registration to become effective as soon as practicable after the date of filing thereof, and shall use its reasonable best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is effective until the first anniversary of the Effective Date in order to permit the prospectus forming a part thereof to be usable by Holders during such period. The Shelf Registration may include securities of Premiere other than Registrable Securities. The Registrable Securities may be included in another Shelf Registration that otherwise meets the requirements set forth herein.

          (ii) Subject to Section 3(g) hereof, Premiere shall supplement or amend the Shelf Registration, (A) as required by the registration form utilized by Premiere or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder and (B) to include in such Shelf Registration any additional securities that become Registrable Securities by operation of the definition thereof.

          (iii) The Holders may, at their election and upon written notice by the Shareholder Representative to Premiere, effect offers and sales under the Shelf Registration by means of one or more offerings (provided that Premiere shall not be required to effect any underwritten offering); provided, however, that Premiere shall not be obligated to effect, or take any action to effect, any such registration:

           (A) In any particular jurisdiction in which Premiere would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Premiere is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

           (B) Other than pursuant to a registration statement on Form S-3.

          If Other Stockholders request inclusion in any such registration under
Section 3(b)(iii), the Holders shall offer to include the securities of such Other Stockholders and may condition such offer on their acceptance of the further applicable provisions of this Section 3. Notwithstanding any other provision of this Section 3(b)(iii), if a recognized national independent investment banking firm advises the Holders in writing that marketing factors require a limitation on the number of shares to be included in the registration, the Shareholder Representative shall so advise Premiere and the securities of Premiere held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

          (c) Expenses of Registration.  All Registration Expenses incurred in
              ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 3 (including all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration) shall be borne by Premiere, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          (d) Registration Procedures.  In the case of each registration
              -----------------------
effected by Premiere pursuant to this Section 3, Premiere will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, Premiere will:

            (i) furnish to the Shareholder Representative, and to any underwriter simultaneously with filing with the Commission, copies of any registration statement

   (including all exhibits) for a registration in which the Holders have elected to participate pursuant to Section 3(a) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act;

            (ii) furnish to the Shareholder Representative, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) for a Shelf Registration and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)), which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Shareholder Representative and any such underwriter for a period of at least five business days, and Premiere shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which the Shareholder Representative or any such underwriter shall reasonably object within five business days after the receipt thereof; the Shareholder Representative or such underwriters, if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

            (iii) furnish to the Shareholder Representative and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as the Shareholder Representative or any such underwriter, from time to time may reasonably request;

            (iv) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Shareholder Representative, if requested, and to any underwriter, and make representatives of Premiere available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as Shareholder Representative or any such underwriter reasonably may request;

            (v) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request,
   (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that Premiere shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Premiere is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

            (vi) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to Premiere and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

            (vii) subject to Section 3(g) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement,
   (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, or (D) of the receipt by Premiere of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (viii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

            (ix) if requested by the Shareholder Representative or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Shareholder Representative and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after Premiere is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

            (x) in the event the offering is an underwritten offering, furnish to the Holders, addressed to them, an opinion of counsel for Premiere, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its reasonable best efforts to furnish to the Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified Premiere's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Shareholder Representative may reasonably request;

            (xi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

            (xii) provide promptly to the Holders upon request any document filed by Premiere with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

            (xiii) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

          (e)  Indemnification.
               ---------------

               (i) Premiere will indemnify each of the Holders, as applicable, each of its officers, directors, members and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Premiere of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to Premiere and relating to action or inaction required of Premiere in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Premiere will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Premiere by the Holders or underwriter and stated to be specifically for use therein.

               (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Premiere, each of its directors and officers and each underwriter, if any, of Premiere's securities covered by such a registration statement, each person who controls Premiere or such underwriter, each Other Stockholder and each of their officers, directors, members and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse Premiere and such Other Stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Premiere by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder and under clause (vi) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

             (iii) Each party entitled to indemnification under this Section 3(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

             (iv) If the indemnification provided for in this Section 3(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

             (vi) The foregoing indemnity agreement of Premiere and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the

Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder (but only if such Holder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (f) Information by the Holders.  Each of the Holders holding
              --------------------------
securities included in any registration shall furnish to Premiere such information regarding such Holder and the distribution proposed by such Holder as Premiere may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

          (g) Holdback Agreement; Postponement.  Notwithstanding the provisions
              --------------------------------
of Sections 3(a) and (b), if the Board of Directors of Premiere determines in good faith that it is in the best interests of Premiere (A) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving Premiere or (B) for any reasonable purpose relating to the business of Premiere, to suspend the registration rights set forth herein, Premiere may, by notice to the Shareholder Representative in accordance with Section 6(a), (1) suspend the rights of the Holders to make sales pursuant to any effective registration statement, and (2) postpone any obligation of Premiere hereunder to take any action for such a period of time as the Board of Directors may determine in its sole discretion; provided, however, that such periods of suspension may not exceed 90 days in the aggregate.

          (h) Assignment.  The registration rights set forth in Section 3 hereof
              ----------
may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of Investor shall be a Holder only with respect to such Registrable Securities so acquired and any stock of Premiere issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement).

     4.  RULE 144 REPORTING
         ------------------

     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, Premiere agrees to:

     (i) make and keep public information available (as those terms are understood and defined in Rule 144) at all times;

     (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Premiere under the Securities Act and the Exchange Act; and

     (iii) so long as there are outstanding any Registrable Securities, furnish to each Holder, upon request, a written statement by Premiere as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Premiere, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     5.  INTERPRETATION OF THIS AGREEMENT
         --------------------------------

          (a) Directly or Indirectly.  Where any provision in this Agreement
              ----------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Georgia.

          (c) Section Headings.  The headings of the sections and subsections of
              ----------------
this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     6.  MISCELLANEOUS
         -------------

         (a)  Notices.
              -------

             (i) All communications under this Agreement shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid: .

                (A) if to Premiere, to Premiere Technologies, Inc., The Lenox Building, Suite 400, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326,
Attention: Boland T. Jones, President and Chief Executive Officer, with a required copy to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attention: Janine Brown, Esq., or at such other address as it may have furnished in writing to the Investors;

                (B) if to the Investors, at the addresses listed on Schedule I hereto, or at such other addresses as may have been furnished Premiere in writing.

                (C) if to the Shareholder Representative, to Cowan, 580 Sunny Glen Ct., Woodland Park, Colorado 80863 and to Jaffe, 2677 :Larkin #104, San Francisco, California 94109or at such other address as it may have furnished in writing to Premiere.

             (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (b) Reproduction of Documents.  This Agreement and all documents
              -------------------------
relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (c) Entire Agreement; Amendment and Waiver.  This Agreement
              --------------------------------------
constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Premiere and the Holders of a majority of the then outstanding Registrable Securities.

          (d) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          (e) No Inconsistent Agreements.  Premiere will not hereafter enter
              --------------------------
into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

          (f) Remedies.  Each Holder of Registrable Securities, in addition to
              --------
being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Premiere agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (g) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.


                      [Signatures on the following page.]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              PREMIERE TECHNOLOGIES, INC.


                              By: /s/ Jeffrey A. Allred
                                 ----------------------------------

                              Name: Jeffrey A. Allred
                                   --------------------------------

                              Title: Executive Vice President of
                                     ------------------------------
                                     Strategic Development
                                     ------------------------------

                              INVESTORS:


                              /s/ Robert A. Cowan         (SEAL)
                              ----------------------------
                              Robert A. Cowan


                              /s/ Louis I. Jaffe          (SEAL)
                              ----------------------------
                              Louis I. Jaffe

                              /s/ Richard L. Clark        (SEAL)
                              ----------------------------
                              Richard L. Clark

                              /s/ Norma L. Dukstein,      (SEAL)
                              ----------------------------
                              Norma L. Dukstein, Successor Trustee under
                              Agreement dated November 3, 1986


                              /s/ Elizabeth D. White      (SEAL)
                              ----------------------------
                              Elizabeth D. White


                              /s/ Richard L. Johnson      (SEAL)
                              ----------------------------
                              Richard L. Johnson


                              /s/ Robert Stewart
                              /s/ Kathryn Stewart         (SEAL)
                              ----------------------------
                              Robert Stewart & Kathryn Stewart, Trustees under Living Trust Agreement dated December 18, 1995


                              /s/ Louis Jaffe             (SEAL)
                              ----------------------------
                              Louis Jaffe, Trustee of the Jaffe 1996 Irrevocable Trust dated 12/2/96